UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020 (August 19, 2020)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(484) 893-0060

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Forward-Looking Statements and Limitation on Representations

This Current Report on Form 8-K includes forward-looking statements relating to matters that are not historical facts. Forward-looking statements may be identified by the use of words such as “expect,” “intend,” “believe,” “will,” “should,” “would” or comparable terminology or by discussions of strategy. While the Company believes its assumptions and expectations underlying forward-looking statements are reasonable, there can be no assurance that actual results will not be materially different. Risks and uncertainties that could cause materially different results include, among others, the Company’s ability to consummate the transaction described above. The Company assumes no duty to update any forward-looking statements other than as required by applicable law.

The Agreement and other disclosures included in this Current Report on Form 8-K are intended to provide shareholders and investors with information regarding the terms of the Agreement, and not to provide shareholders and investors with any other factual information regarding the Company or its subsidiaries or their respective business. You should not rely on the representations and warranties in the Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Other than as disclosed in this Current Report on Form 8-K, as of the date of this Current Report on Form 8-K, the Company is not aware of any material facts that are required to be disclosed under the federal securities laws that would contradict the representations and warranties in the Agreement. The Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the representations and warranties contained in the Agreement and will update such disclosure as required by federal securities laws. Accordingly, the Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and its subsidiaries that has been, is or will be contained in, or incorporated by reference into, the Forms 10-K, Forms 10-Q, Forms 8-K, proxy statements, registration statements and other documents that the Company files with the SEC.

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 29, 2018, Edison Nation, Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Edison Nation Holdings, LLC (“Edison Nation”) and all of the members of Edison Nation (the “Members”), pursuant to which the Company intended to acquire all of the voting membership interests of Edison Nation. On August 19, 2020, the Company issued 990,000 shares of common stock to the Members, including Louis Foreman a member of the Company’s Board of Directors, in exchange for the redemption of all non-voting preferred membership interests of Edison Nation.

Brief Description of the Purchase Agreement and Related Agreements

The Purchase Agreement contained customary representations, warranties, covenants and indemnities by the parties to the agreement, and was subject to the fulfillment of certain customary closing conditions. Upon closing of the Purchase Agreement, the Company became the 100% owner of the voting membership interests of Edison Nation (subject to the limited approval rights held by the Members as holders of preferred membership interests of Edison Nation (the “Preferred Members”)) and its wholly-owned subsidiaries, Edison Nation, LLC, SafeTV Shop, LLC and Everyday Edisons, LLC (collectively, the “Acquired Subsidiaries”), including all of the rights and interests in Edison Nation’s inventor platform and marketplace, any related intellectual property and the other properties and assets of Edison Nation and the Acquired Subsidiaries.

Pursuant to the Purchase Agreement, the Company paid aggregate consideration consisting of: (i) $700,000 in cash to Edison Nation ($550,000 of which was used to purchase the membership interests of Access Innovation, LLC, which membership interests were then subsequently distributed to the Preferred Members), (ii) $250,000 in cash used to pay off indebtedness of Edison Nation owed to holders of certain senior convertible debt and the assumption of the remaining balance of the senior convertible debt through the issuance to the holders of 4%, 5-year senior convertible notes (the “New Convertible Notes”), in the aggregate principal amount of the sum of $1,406,352 plus accrued but unpaid interest arising on the senior convertible debt through the closing date, which as of the date of the Purchase Agreement was convertible into approximately 281,270 shares of the Company’s common stock, par value $0.001 (the “Common Stock”), at the option of the holder of such New Convertible Notes (subject to certain adjustments as provided in the Purchase Agreement and the terms of the New Convertible Notes), (iii) the reservation of the Put Shares to be issued in exchange for the redemption of certain non-voting membership interests of Edison Nation that will be created specifically in connection with the transaction contemplated by the Purchase Agreement, and (iv) the issuance of approximately 550,346 shares of the Company’s Common Stock in satisfaction of the indebtedness represented by promissory notes payable by Edison Nation to Venture Six, LLC and Wesley Jones with a total principal balance of $4,127,601.94 as of the date of the Purchase Agreement. In addition, the Company agreed to use its best efforts to cause Louis Foreman, a Member, manager, and principal of Edison Nation, to be nominated for election to the Company’s board of directors at the Company’s next annual meeting.

Upon closing of the Purchase Agreement, the Fifth Amended and Restated Operating Agreement (the “LLC Agreement”) of Edison Nation was entered into by and among the Company, Edison Nation and the Preferred Members. Pursuant to the LLC Agreement and the corresponding terms of the Purchase Agreement, the Company owns all of the voting membership interests in Edison Nation, while the Preferred Members will retain non-voting, preferred membership interests in Edison Nation, which will entitle them to (i) certain limited approval rights, and (ii) a right to cause the Company to redeem all of the preferred membership interests from the Preferred Members in exchange for the aggregate issuance of 990,000 shares (the “Put Shares”) of the Company’s Common Stock, subject to certain rights of the Company to reduce the number of Put Shares to satisfy certain of the indemnification obligations of the Preferred Members pursuant to the Purchase Agreement.

Also upon closing of the Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain Members, that provided those Members with demand and piggyback registration rights in respect of any registrable shares of the Company’s Common Stock received pursuant to the terms of the Purchase Agreement.

The Members that received the New Convertible Notes and shares of the Company’s Common Stock pursuant to the terms of the Purchase Agreement are accredited investors within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the issuance of the shares will be made without registration in reliance on Rule 506(b) of Regulation D under the Securities Act, as well as corresponding provisions of state securities laws.

The foregoing descriptions of the New Convertible Notes, the Purchase Agreement, and the Registration Rights Agreement do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the form of New Convertible Note, the Purchase Agreement, the form of the LLC Agreement and the form of Registration Rights Agreement, which were filed, respectively, as Exhibit 2.1, 10.1, 10.2 and 10.3 to the Company’s Current Report on Form 8-K dated July 6, 2018.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Description
10.1	Membership Interest Purchase Agreement dated June 29, 2018 (previously filed on Form 8-K dated July 6, 2018 as Exhibit 10.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date August 24, 2020

EDISON NATION, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer